UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of XBiotech Inc. (the “Company”) was held on June 22, 2022. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below. Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to (1) elect five nominees for director; (2) ratify the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

Proposal #1 Election of five members of the Board of Directors

	For	Abstain	Broker Non-Votes
John Simard	10,345,079	154,051.50	1,766,205
Jan-Paul Waldin	7,064,338	3,434,792.50	1,766,205
W. Thorpe McKenzie	9,063,910	1,435,220.50	1,766,205
Donald MacAdam	10,012,289	486,841.50	1,766,205
Peter LIbby	10,349,049	150,081.50	1,766,205

Proposal #2 Ratification of the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2022

For	Against	Abstain	Broker Non-Votes
12,037,583.29	77,288.21	150,464.00	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President